UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

Ludvik Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52402	33-1148936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1220 N. Market St, Ste 806, Wilmington, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 927-2986

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

On October 7, 2008, the Company signed a Custom Minting Agreement with the Perth Mint in Australia (www.perthmint.com.au) (Exhibit 99.1).

The Company intends to mint gold coins under its Ludvik Commodities subsidiary for worldwide sale and distribution. The company has licensed the use of the image of the circa 1885 Tiffany Die Great Seal of the United States for one side of the coin and will have the motto “E PLURIBUS UNUM”, which translated means “From Many One” on the other side of the coin.

The company will also participate in the Perth Mint Depository Services Program that provides for gold deposits and gold certificates for its international customers.

The company intends to receive revenue from the sales of the coins and asset management fees on the deposits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ludvik Capital, Inc.

By:	/s/ Frank Kristan
Chief Executive Officer
Date: October 8, 2008

Exhibit 99.1 - Perth Mint Custom Minting Agreement